Exhibit 99.1

Cohu Reports First Quarter 2016 Operating Results

●	Q1 sales of $65.8 million are up 4% sequentially

●	Q1 non-GAAP adjusted EPS of $0.06; GAAP loss per share of $0.07

●	Design-wins in mobility market with new turret handler and test contactors

POWAY, Calif., April 28, 2016 -- Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2016 first quarter net sales of $65.8 million and a GAAP loss of $1.9 million or $0.07 per share. The Company also reported non-GAAP results, with first quarter 2016 income of $1.5 million or $0.06 per share.

GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015

Net sales	$ 65.8	$ 63.5	$ 63.4
Income (loss)	$ (1.9)	$ 2.3	$ (1.7)
Income (loss) per share	$ (0.07)	$ 0.08	$ (0.07)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015

Income	$ 1.5	$ 2.4	$ 1.6
Income per share	$ 0.06	$ 0.09	$ 0.06

(1)

On June 10, 2015 the Company sold its mobile microwave communication equipment segment, Broadcast Microwave Services, Inc. (“BMS”) and, as a result, the operating results of BMS have been presented as discontinued operations and all prior period amounts have been reclassified accordingly. All amounts presented are from continuing operations.

Cash used in operations totaled $1.5 million for the first quarter of 2016 and total cash and investments at the end of the first quarter were $114.5 million.

Luis Müller, President and Chief Executive Officer of Cohu stated, “Orders were strong and we made substantial progress in the mobility market with design-wins for high-end turret handlers and test contactors for the growing RF segment. We received repeat orders for the Eclipse handler for testing mobile processors and secured the first order for a new System Level Test product line that is under development. Automotive and computing markets also came back strong benefiting thermal pick-and-place and gravity handlers.”

Müller concluded, “We continue to drive operational improvements with the consolidation of handler manufacturing in Malaysia, better leveraging the infrastructure across our three main handler technologies. Looking ahead, we see positive momentum in the automotive and mobile RF markets, as well as customer traction for our new contactor products.”

Cohu expects second quarter 2016 sales to be approximately $74 million. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on July 29, 2016 to shareholders of record on June 17, 2016. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company's Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, asset impairments and the gain generated by the sale-leaseback of a facility. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements regarding expectations of business, customer forecasts and market conditions, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions, inventory, goodwill and other asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu's filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. The forward-looking statements included in this release speak only as of the date hereof, and Cohu does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Cohu:

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors.

Cohu will be conducting their conference call on Thursday, April 28, 2016 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)
	March 26,	March 28,
	2016	2015

Net sales	$65,778	$63,447
Cost and expenses:
Cost of sales	46,337	43,302
Research and development	7,803	8,565
Selling, general and administrative	13,370	12,272
	67,510	64,139
Loss from operations	(1,732)	(692)
Interest and other, net	43	6
Loss from continuing operations before taxes	(1,689)	(686)
Income tax provision	222	1,034
Loss from continuing operations	(1,911)	(1,720)

Discontinued operations: (2)
Loss from discontinued operations before taxes	-	(1,014)
Income tax provision	-	6
Loss from discontinued operations	-	(1,020)
Net loss	$(1,911)	$(2,740)

Loss per share:
Basic:
Loss from continuing operations	$(0.07)	$(0.07)
Loss from discontinued operations	-	(0.04)
	$(0.07)	$(0.11)

Diluted:
Loss from continuing operations	$(0.07)	$(0.07)
Loss from discontinued operations	-	(0.04)
	$(0.07)	$(0.11)

Weighted average shares used in computing loss per share: (3)
Basic	26,317	25,751
Diluted	26,317	25,751

(1)	The three-month periods ended March 26, 2016 and March 28, 2015 were each comprised of 13 weeks.
(2)

On June 10, 2015 the Company sold its mobile microwave communication equipment business and, as a result, the operating results of BMS have been presented as discontinued operations and all prior period amounts have been reclassified accordingly.

(3)	Potentially dilutive securities were excluded from the per share computations due to their antidilutive effect for all periods presented.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) (Unaudited)

	March 26,	December 26,
	2016	2015
Assets:
Current assets:
Cash and investments	$114,521	$117,022
Accounts receivable	65,210	59,832
Inventories	54,644	51,348
Other current assets	8,657	6,261
Total current assets	243,032	234,463
Property, plant & equipment, net	18,648	19,000
Goodwill	60,814	60,264
Intangible assets, net	23,780	25,297
Other assets	6,540	6,322
Total assets	$352,814	$345,346

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$5,564	$3,730
Other current liabilities	66,522	59,461
Total current liabilities	72,086	63,191
Other noncurrent liabilities	43,762	44,018
Stockholders’ equity	236,966	238,137
Total liabilities & stockholders’ equity	$352,814	$345,346

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 26,	December 26,	March 28,
	2016	2015	2015

Income (loss) from operations - GAAP basis (a)	$(1,732)	$2,225	$(692)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	(66)	153	115
Research and development	416	251	331
Selling, general and administrative	1,607	1,270	1,252
	1,957	1,674	1,698
Amortization of intangible assets included in (c):
Cost of goods sold	1,329	1,310	1,385
Selling, general and administrative	439	454	390
	1,768	1,764	1,775
Manufacturing transition and severance costs included in (d):
Cost of goods sold	75	-	-
Selling, general and administrative	65	436	39
	140	436	39

Asset impairment included in selling, general and administrative (e)	-	-	273
Gain on sale of facility (f)	-	(3,198)	-
Income from operations - non-GAAP basis (g)	$2,133	$2,901	$3,093

Income (loss) from continuing operations - GAAP basis	$(1,911)	$2,290	$(1,720)
Non-GAAP adjustments (as scheduled above)	3,865	676	3,785
Tax effect of non-GAAP adjustments (h)	(437)	(569)	(450)
Income from continuing operations - non-GAAP basis	$1,517	$2,397	$1,615

GAAP income (loss) from continuing operations per share - diluted	$(0.07)	$0.08	$(0.07)

Non-GAAP income from continuing operations per share - diluted (i)	$0.06	$0.09	$0.06

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(2.6)%, 3.5% and (1.1)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate the asset impairment charge recorded in the first quarter of 2015.
(f)	To eliminate the gain recognized on the sale-leaseback of the Company’s Poway facility in the fourth quarter of 2015.
(g)	3.2%, 4.6% and 4.9% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)

Computed using 27,342 and 26,519 diluted shares outstanding for the three-month periods ended March 26, 2016 and March 28, 2015 as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were computed using number of GAAP diluted shares outstanding for the period.